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                                                                    EX-99.g.1(u)

                                  ATTACHMENT A

                           THE UBS RELATIONSHIP FUNDS

     APPROVED UK BORROWERS

BORROWER NAME

BNP Paribas
Bear Stearns International Ltd.
CIBC World Markets PLC
Credit Suisse First Boston Europe Ltd.
Daiwa Securities SMBC Europe Ltd.
Deutsche Bank AG
Goldman Sachs International
Lehman Brothers International
Merrill Lynch International
Morgan Stanley & Co. International Ltd.
Nomura International PLC


     APPROVED U.S. BORROWERS

BORROWER NAME

A.G. Edwards & Sons, Inc.
ABN AMRO Inc.
Barclays Capital, Inc.
Bear Stearns & Co.
BNP Paribas Securities Corp.
CIBC World Markets Corp.
Credit Suisse First Boston Corp.
Dean Witter Reynolds, Inc.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
Dresdner Kleinwort Wasserstein Securities LLC
Goldman Sachs & Co.
ING Barings Corp.
J.P. Morgan Securities, Inc.
Lehman Brothers, Inc.
M.S. Securities Services, Inc.
Merrill Lynch Pierce Fenner & Smith Inc.
Morgan Stanley & Co., Inc.
Nomura Securities International, Inc.
Paloma Securities LLC
Prudential Securities Inc.
Raymond James & Associates, Inc.
Salomon Smith Barney Inc.

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SG Cowen Securities Corp.
Spear, Leeds & Kellogg
UBS PaineWebber Inc.
US Clearing Corp., a division of Fleet Securities, Inc.